Exhibit 10.12

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT, dated as of 6 August 2018 (this “Agreement”), by and between Prism Technologies Group, Inc., a Delaware corporation (the “Company”), and Novelty Capital Partners I, LLC, a Delaware limited liability company (the “Purchaser”).

Recitals

The Company has authorized the sale and issuance of secured promissory notes in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) having an aggregate principal amount of up to $1,000,000 (the “Aggregate Note Amount”), which Aggregate Note Amount may be increased by the Company upon the consent of the Purchaser.

Upon the terms and subject to the conditions herein, the Purchaser is willing to purchase from the Company, and the Company is willing to sell to the Purchaser, one or more Notes up to the Aggregate Note Amount together with related warrants to acquire shares of the Company’s common stock.

Agreement

In consideration of the foregoing, and the promises in this Agreement, the Company and the Purchaser, intending to be legally bound, agree as follows:

1.	The Notes and Warrants.

1.1

Issuance of Notes. Subject to the satisfaction or waiver of the conditions in Articles 5 and 6, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase up to $1,000,000 of aggregate original principal amount of Notes. The Aggregate Note Amount may be increased by the Company upon the consent of both Parties. A Note in the amount of $600,000 aggregate principal amount will be purchased by the Purchaser on the third trading day following the date of this Agreement.

1.2	Issuance of Warrants.

(a)

Concurrently with the issuance of the Notes to the Purchaser, the Company will issue to the Purchaser a warrant in the form attached hereto as Exhibit B (each, a “Warrant” and, collectively, the “Warrants” and together with the Notes, the “Securities”) to purchase shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

(b)

The number of shares of Common Stock issuable under each Warrant shall be determined by setting the Black-Scholes value of each Warrant equal to twenty percent of the aggregate principal amount of Notes being issued on such date. In no event will the number of shares of Common Stock issuable (other than as a result of anti-dilution adjustments) under all of the Warrants exceed 19.9 percent of the then outstanding shares of Common Stock.

(c)

If the Parties are unable to agree upon a calculation of the Black-Sholes value of a Warrant, they shall each submit their respective calculations to a third party investment bank selected by the Purchaser but not affiliated with the Purchaser. Such third party investment bank shall select either the Company’s valuation or the Purchaser’s valuation (but not any other value) as closest to the correct valuation of the Warrant (using the Black-Scholes model).

1.3

Delivery. Subject to the satisfaction or waiver of the conditions in Article 5, the sale and purchase of the Securities shall take place at a closing (the “Closing”) to be held by electronic delivery of documents on the third trading day following the date of this Agreement (the “Closing Date”). At the Closing, the Company shall deliver to the Purchaser the Note and Warrant to be purchased by the Purchaser, against receipt by the Company of a $600,000 wire transfer (the “Purchase Price”). Each of the Securities will be registered in the Purchaser’s name in the Company’s records.

1.4

Subsequent Sales. At any time on or before the one-year anniversary of the Closing or at such later time as the Company and the Purchaser may mutually agree, the Company may sell up to the balance of the Aggregate Note Amount not sold at the Closing to the Purchaser. All such sales made at any additional closings (each an “Additional Closing”), shall be made on the terms and subject to the conditions in this Agreement, and (i) the representations and warranties of the Company in Article 2 shall speak as of the Closing and the Company shall have no obligation to update any such disclosure, and (ii) the representations and warranties of the Purchaser in Article 3 shall speak as of such Additional Closing. Any Notes sold pursuant to this Section shall be deemed to be “Notes” for all purposes under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, any Notes issued per this Section shall be in the same form attached hereto as Exhibit A.

1.5

Use of Proceeds. The proceeds of the sale and issuance of the Securities shall be used to retire liabilities of the Company accrued as of the Closing Date to persons that are not related parties of the Company and for general corporate purposes, including working capital.

1.6

Payments. All payments on account of the Notes (whether for principal, interest or otherwise) shall be made on a pro rata basis to the Purchaser in accordance with the respective outstanding principal amounts of their Notes. The Company shall not purchase or redeem any of the Notes unless an offer on the same terms is made to all Purchaser.

2.

Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that except as otherwise described in the Company’s filings pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to 31 December 2016 (excluding Risk Factor, forward-looking statements and similar disclosures and as amended through the date of this Agreement, the “SEC Filings”), which qualify these representations and warranties in their entirety:

2.1	Organization, Good Standing and Qualification.

(a)

The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company and its subsidiaries taken as a whole, (ii) the legality, validity or enforceability of any of this Agreement, the Notes, the Security Agreement, the Warrants or any other document required to be delivered hereby or thereby (the “Transaction Documents”) or (iii) the ability of the Company to perform its obligations under the Transaction Documents (a “Material Adverse Effect”). Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”), has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to carry on its business as now conducted and to own or lease its properties.

(b)

Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim (other than per the Security Agreement attached as Exhibit 4).

2.2

Authority. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles. The shares of Common Stock issuable upon exercise of the Warrants, when issued per the Warrants, have been reserved for issuance and will be duly authorized, fully paid, non-assessable and not issued in contravention of any preemptive rights.

2.3

No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities in accordance with the provisions thereof will not, except for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation or bylaws, both as in effect on the date hereof (true and complete copies of which are exhibits included in the SEC Filings, or (b) assuming the accuracy of the representations and warranties in Article 3, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its subsidiaries, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim (other than per the Security Agreement) upon any of the properties or assets of the Company or its subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any contract the termination of which would reasonably be expected to have a Material Adverse Effect.

2.4

Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any person or entity, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and the rules and regulations of FINRA, or such post-sale filings pursuant to applicable state and federal securities laws and the rules and regulations of FINRA that the Company undertakes to file within the applicable time periods.

2.5

No Violation or Default. The Company and its subsidiaries are not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or its subsidiaries under), nor has the Company or its subsidiaries received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority, including all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.6

Litigation. Other than as disclosed in Disclosure Schedule 2.6, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may reasonably be expected to become a party or to which any property of the Company or its subsidiaries is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or its subsidiaries, could (i) reasonably be expected to have a Material Adverse Effect or (ii) adversely affect or challenge the legality, validity or enforceability of the Transaction Documents. Disclosure Schedule 2.6 correctly sets for all amounts payable (other than court costs incurred after the date of this Agreement) in connection with a favorable outcome in all litigation pending as of the date of this Agreement (nothing in this Section shall constitute a representation or warranty by Company or any of Company’s officers, directors or employees that any favorable outcome will be obtained). All of the contracts, agreements, arrangements or understandings (whether legally enforceable or not) that could be expected to result in obligations of the Company or its subsidiaries in litigation pending as of the date of this Agreement have been made available to the Purchaser.

2.7

Title. Other than as disclosed in Disclosure Schedule 2.7, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries hold any leased real or personal property under valid, subsisting and enforceable leases with which the Company and its subsidiaries are in compliance and with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.8

Intellectual Property. The Company and its subsidiaries own, possess, license or have other rights to use, the patents and patent applications, copyrights, trademarks, service marks, trade names, service names and trade secrets described in the SEC Filings as being owned, possessed, licensed or otherwise having rights to use in connection with its business and that the failure to so have would have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). There is no pending or, to the Company’s and its subsidiaries’ knowledge, threatened action, suit, proceeding or claim by any person or entity that the Company’s business or the business of its subsidiaries as now conducted or as contemplated to be conducted as described by the SEC Filings infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of another. To the Company’s knowledge, the Intellectual Property Rights are enforceable. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.9

Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, as permitted by Form 10-Q). Except as set forth in the financial statements of the Company included in the SEC Filings, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

2.10

Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

2.11

Solvency. Based on the consolidated financial condition of the Company as of the initial Closing Date, after giving effect to the receipt by the Company of the Aggregate Note Amount: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the initial Closing Date. Disclosure Schedule 2.11 sets forth as of the date hereof, after giving effect to the transactions contemplated herein, all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

2.12

Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any subsidiary know of no basis for any such claim. Disclosure Schedule 2.122.12 correctly sets forth the expiration date of the Company’s net operating loss carryforwards as of 31 December 2017, but nothing in this Section or Disclosure Schedule 2.12 shall be construed as a representation or warranty that the Company will realize the tax benefits of the net operating loss carryforwards. To the Company’s knowledge, none of such net operating loss carryforwards are subject to any limitation on use under the Internal Revenue Code of 1986, including Section 382 thereof.

2.13

Foreign Corrupt Practices. Neither the Company nor any subsidiary, nor to the knowledge of the Company or any subsidiary, any agent or other person acting on behalf of the Company or any subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of Foreign Corrupt Practices Act.

2.14

Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

2.15

Seniority. As of the Closing Date, no Indebtedness or other claim against the Company is senior or pari passu to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than the indebtedness secured by security interests in specific assets disclosed in Disclosure Schedule 2.15 (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

2.16	Regulatory Status

(a)

Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(b)

The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(c)

Neither the Company nor any of its subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

(d)	The Company is not required to register under the Investment Company Act of 1940.

(e)

“Affiliate” means, with respect to any person, another person controlling, controlled by or under common control with, such person. Neither the Company nor any of its subsidiaries or Affiliates owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(f)

The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.

2.17	SEC Filings.

(a)

Except as disclosed in Disclosure Schedule 2.17. the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under Securities Act and the Exchange Act, since 31 December 2016. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)

Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 business day prior to the date that this representation is made.

3.	Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

3.1

Binding Obligation. The Purchaser has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Transaction Documents constitute valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

3.2

Securities Law Compliance. The Purchaser has been advised that the Securities have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Purchaser is aware that the Company is under no obligation to effect any such registration with respect to the Securities or to file for or comply with any exemption from registration. The Purchaser has not been formed solely for the purpose of making this investment and is purchasing the Securities to be acquired by the Purchaser hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Purchaser’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. The Purchaser is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Purchaser’s principal place of business is in California.

3.3

Access to Information. The Purchaser hereby: (a) acknowledges that the Purchaser has received all the information the Purchaser has requested from the Company and that the Purchaser considers necessary or appropriate for deciding whether to acquire the Securities; and (b) represents that the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser.

3.4

Tax Advisors. The Purchaser has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Purchaser relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Agreement.

4.	Covenants of the Company.

4.1	Affirmative Covenants. The Company covenants that so long as any of the Notes are outstanding:

(a)

The Company will, and will cause each of its subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)

The Company will, and will cause each of its subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated or consistent with the existing practices of the Company and its subsidiaries as of the date hereof.

(c)

The Company will, and will cause each of its subsidiaries to, file all income tax returns and all other material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies) in the form of a tax) imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a lien on properties or assets of the Company or any subsidiary; provided that neither the Company nor any subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(d)

The Company will preserve and keep in full force and effect its and its subsidiaries legal existence, provided that the Company, upon the approval of the Board of Directors, may divest the Subsidiary listed in Disclosure Schedule 4.1(d) upon such terms as are in the best interests of the Company. The Company will at all times preserve and keep in full force and effect all rights and franchises of the Company and its subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

(e)

The Company will ensure that, at all times, all liabilities of the Company under the Notes will rank in right of payment either pari passu or senior to all Indebtedness of the Company other than the Indebtedness described in Disclosure Schedule 4.1(e). The Company will, if it or any of its subsidiaries shall create or assume any lien or encumbrance upon any of its property or assets, whether now owned or hereafter acquired, other than liens disclosed in the SEC Filings, make or cause to be made effective provision whereby the Notes will be secured by such lien equally and ratably with any and all other indebtedness thereby secured so long as any such other Debt shall be so secured.

(f)

The Company will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Transaction Document to be performed or observed by it, maintain each such Transaction Document in full force and effect, enforce such Transaction Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Purchaser and make to each other party to each such Transaction Document such demands and requests for information and reports or for action as the Company or any of its Subsidiaries is entitled to make under such Transaction Document, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

(g)

The Company will, and will cause each of its subsidiaries to, maintain proper books of record and account, in which full and correct entries in all material respects shall be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary, in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, or such subsidiary, as the case may be.

(h)

The Company will not, and will not permit any subsidiary to, transfer assets (except assets transferred for fair market value in the ordinary course of business); provided that the foregoing restrictions do not apply to the transfer of assets (i) by the Company to a wholly-owned subsidiary, or (ii) by a subsidiary to the Company or to another subsidiary with respect to which the Company shall have at least the same degree of ownership and control as it had with respect to the transferring subsidiary.

Computations under this Section shall include all issues or sales of any capital stock of any class (including as capital stock for the purposes of this Section, any warrants, rights or options to purchase or otherwise acquire shares or similar equity interests or other Securities exchangeable for or convertible into shares or similar equity interests) of any subsidiary to any Person other than the Company or a wholly-owned subsidiary.

4.2	Negative Covenants. Until all obligations under the Notes are satisfied, the Company and its subsidiaries shall not:

(a)

incur, suffer or permit to exist any Indebtedness other than (i) the indebtedness outstanding on the date hereof and listed on Disclosure Schedule 2.155; (ii) indebtedness evidenced by the Notes; and (iii) indebtedness of the type described in clause (c) of the definition of “Permitted Liens” as such term is defined in the Security Agreement.

(b)	incur, suffer or permit to exist any Lien (as defined in the Security Agreement) other than Permitted Liens (as defined in the Security Agreement).

(c)

enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval).

(d)

permit any of its subsidiaries to enter into any agreement or otherwise cause restrictions (other than restrictions arising under applicable statutes) on the ability of the Company’s subsidiaries to make distributions to the Company.

(e)

and shall not permit any of its subsidiaries to, at any time, declare or make, or incur any liability to declare or make, any Restricted Payment; provided that the Company may make one or more Restricted Payments in each fiscal quarter of the Company if: (i) the aggregate amount of all such Restricted Payments in such fiscal quarter would not exceed the Available Cash for the immediately preceding fiscal quarter of the Company; and (ii) no Default or Event of Default would exist immediately before or after giving effect to such Restricted Payment. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock of the Company or any subsidiary, or any payment (whether in cash, securities or other property), on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock. Restricted Payment shall not include the issuance of contingent value rights pursuant to Section 4.5.

4.3	Publicity. The Company shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act.

4.4

Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s Indebtedness, (b) for the redemption of any equity or equity equivalents of the Company or any of its subsidiaries or to make any distribution or dividend to any stockholders of the Company, (c) for the settlement of any outstanding litigation or (d) in violation of applicable law.

4.5	Permanent Covenants of the Company.

(a)

The Company shall cause Prism Technologies, LLC (the “LLC”) to continue its appeal of the patent infringement case titled Prism Technologies, LLC v. Sprint Spectrum LP d/b/a Sprint PCS (United States District Court for the District of Nebraska, No. 8:12-cv-00123-LES-TDT) (“Sprint Litigation”),

(b)

Not later than 31 December 2018 (the date of such distribution, the “Distribution Date”), the Company’s board of directors shall (unless the Company’s board of directors determines in good faith, after consultation with outside counsel, that do to so would constitute a breach of the duties of the board of directors under applicable law), distribute as a pro rata dividend to holders of shares of Company common stock contingent value rights, representing the right to receive ninety percent (90%) of the Net Litigation Proceeds, to the Company’s, provided that the distribution may be deferred if the Company’s board of directors determines in good faith that conditions exist that make the immediate distribution to stockholders contrary to law or not in the best interests of the Company and its stockholders, in which case the distribution may be deferred until the conditions have abated. “Net Litigation Proceeds” means the total cash amount recovered by the Company or its subsidiaries in connection with the Sprint Litigation after deducting (i) all liabiities and obligations of the LLC, including attorney contingency fees) expert fees; deferred purchase amounts paid to third parties and satisfaction of litigation financing; (ii) payments pursuant to the 2016 Incentive Compensation Plan (as amended); and (iii) repayment of all obligations on the Notes and other financings incurred to support the Company cash operating expenses (excluding amortization and other non-cash expenses) for the period beginning March 26, 2015 and ending on the date the Sprint Litigation is concluded.

(c)

Until the day following the Distribution Date, the Company will not issue stock or any other form of ownership interest (including securities convertible into common stock) in the Company or the LLC, other than the Warrants described in Schedule 2, without the affirmative consent of not less than a majority of the stockholders, provided that the foregoing restriction shall not apply to any issuance of an ownership interest that would not require stockholder approval pursuant to any Nasdaq Marketplace Rule in effect as of the Closing.

(d)

For a period of six years from the date of this Agreement, the Purchaser agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the date of this Agreement (whether asserted or claimed prior to, at or after the Effective Time) now existing in favor of the current or former directors or officers of the Company and its subsidiaries under (i) any indemnification or other similar agreements of the listed in Disclosure Schedule 4.5(d); and (ii) the indemnification, expense advancement and exculpation provisions in any certificate of incorporation or bylaws or comparable organizational document of the Company or any of its subsidiaries, in each case as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms, and the Purchaser shall cause the Company and its subsidiaries to perform its obligations thereunder. Notwithstanding anything to the contrary set forth in this Section or elsewhere in this Agreement, if an indemnified person is prohibited in a written contract with the Company or its subsidiaries from effecting a settlement without the prior consent of such entity, neither the Purchaser nor any of its Affiliates (shall be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

5.

Conditions to Closing of the Purchaser. The Purchaser’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Purchaser:

5.1	Representations and Warranties. The representations and warranties made by the Company in Article 2 shall have been true and correct when made, and shall be true and correct on the Closing Date.

5.2

Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date under federal and state securities law, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

5.3

Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Purchaser, of the Securities shall be legally permitted by all laws and regulations to which the Purchaser or the Company are subject.

5.4

Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser.

5.5

Deliveries. The Company shall have delivered to the Purchaser the following: (a) the Note, duly executed; (b) the Warrant, duly executed; (c) the Security Agreement, duly executed by the Company; (d) guarantee agreements by each subsidiary of the Company in the form attached as Annex C.

5.6

Board Composition. As of the Closing Date, the size of the board of directors of the Company shall be fixed at three. Such directors shall be comprised of Jonathon R. Skeels, Richard S. Chernicoff andThomas C. Stewart.

6.

Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Securities at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

6.1	Representations and Warranties. The representations and warranties made by the applicable Purchaser in Article 3 shall be true and correct when made, and shall be true and correct on the Closing Date.

6.2

Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the applicable Purchaser, of the Securities shall be legally permitted by all laws and regulations to which the Purchaser or the Company are subject.

6.3	Purchase Price. The Purchaser shall have delivered to the Company the Purchase Price in respect of the Securities being purchased by the Purchaser hereunder.

7.	Miscellaneous.

7.1

Registration, Transfer and Replacement of the Notes. The Notes, Warrants and shares of Common Stock issuable under the Transaction Agreements shall be registered notes, warrants and shares, respectively. The Company will keep, at its principal executive office or its third party transfer agent designated for such purpose, books for the registration and registration of transfer of the Notes, Warrants and shares of Common Stock issuable upon exercise of the Warrants. Prior to presentation of any Note or Warrant for registration of transfer, the Company shall treat the person or entity in whose name such Note or Warrant is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, Warrant or share of Common Stock issuable upon exercise of the Warrant, the holder of such Note, Warrant or share of Common Stock, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s executive offices or the office of its third party transfer agent designated for such pupose, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Notes, each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such person or entity or person or entities as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered, Warrants or share of Common Stock. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, Warrant or share of Common Stock issuable upon exercise of the Warrants and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

7.2

Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Purchaser or any of its successors in interest in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

7.3	Survival. The representations and warranties in this Agreement will not survive the Closing. The covenants in this Agreement shall survive the Closing until their latest date for performance.

7.4	Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby will be paid by the Company.

7.5	Choice of Law. This Agreement and the Transactions will be governed by the Laws of the State of Delaware that are applicable to contracts made in and performed solely in Delaware.

7.6	Enforcement.

(a)

Any dispute arising under, related to or otherwise involving this Agreement or the Transactions will be litigated in the Court of Chancery of the State of Delaware. Each Party agrees to submit to the jurisdiction of the Court of Chancery of the State of Delaware and waive trial by jury. The parties do not consent to mediate any disputes before the Court of Chancery.

(b)

Notwithstanding the foregoing, if there is a determination that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over any dispute arising under this Agreement, the parties agree that: (i) such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Superior Court of Delaware of and for the County of New Castle; (ii) if the Superior Court of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Complex Commercial Litigation Division of the Superior Court of the State of Delaware of and for the County of Newcastle; and (iii) if the Complex Commercial Litigation Division of the Superior Court of the State of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the United States District Court for the State of Delaware.

(c)

Each Party irrevocably (i) consents to submit itself to the personal jurisdiction of the Delaware courts in connection with any dispute arising under this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for relief from the Delaware courts or any other court or governmental body and (iii) agrees that it will not bring any action arising under this Agreement in any court other than the Delaware courts. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT, THE NEGOTIATION OR ENFORCEMENT HEREOF OR THE TRANSACTIONS.

(d)

Process may be served in the manner specified for Notices in Section 7.7, such service will be deemed effective on the date of receipt of such notice, and each Party irrevocably waives any defenses or objections it may have to service in such manner.

(e)

Each Party irrevocably stipulates that irreparable damage would occur if any of the provisions of this Agreement were not performed per their specific terms. Accordingly, each Party will be entitled to specific performance of the terms hereof in addition to any other remedy to which it is entitled at law or in equity.

(f)

The court shall award attorneys' fees and expenses and costs to the substantially prevailing Party in any action (including appeals) for the enforcement or interpretation of this Agreement. If there are cross claims in such action (including appeals), the court will determine which party is the substantially prevailing Party as to the action as a whole and award fees, expenses and costs to such Party.

(g)

No breach of any representation, warranty or covenant contained herein or in any certificate delivered pursuant to this Agreement shall give rise to any right on the part of any party, after the Closing, to rescind this Agreement or any of the Transactions.

7.7

Notices. All notices and other communications hereunder will be in writing in the English language and will be deemed given when delivered personally or by an internationally recognized courier service, such as DHL, to the other Party at the following addresses (or at such other address for a party as may be specified by like notice):

(a)	If to the Purchaser:	Novelty Capital Partners I, LLC 520 Newport Center Drive, 12th Floor Newport Beach, CA 92660 Attention: Jonathon R. Skeels

(b)	If to the Company:	L. Eric Loewe General Counsel and Secretary Prism Technologies Group, Inc. 101 Parkshore Dr., Suite 100 Folsom, CA 95630

7.8

No Third-Party Beneficiaries. Except for the obligations of the Company described in Section 4.5, this Agreement is solely for the benefit of the Parties and no other Person will be entitled to rely on this Agreement or to anticipate the benefits of this Agreement as a third-party beneficiary hereof.

7.9

Assignment. Except as provided in this Section, no party may assign, delegate or otherwise transfer this Agreement or any rights or obligations under this Agreement in whole or in part (whether by operation of law or otherwise), without the prior written content of the other party. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any assignment in violation of this Section will be null and void. Notwithstanding the foregoing, the Purchaser may assign this Agreement and delegate its obligations hereunder to another investment vehicle; provided, however, that the assignee expressly assumes in writing all of the obligations of the assigning Party under this Agreement, and the assigning Party provides written notice and evidence of such assignment and assumption to the nonassigning Party. No assignment permitted by this Section shall release the assigning Party from liability for the full performance of its obligations under this Agreement.

7.10

No Waiver. No failure or delay in the exercise or assertion of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, or create an estoppel with respect to any breach of any representation, warranty or covenant herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.11

Severability. Any term or provision hereof that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares any term or provision hereof invalid, void or unenforceable, the court or other authority making such determination will have the power to and will, subject to the discretion of such body, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

7.12

Amendment. Subject to applicable Law, the Parties may (i) extend the time for the performance of obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties of the other Party herein, (iii) waive compliance by the other Party with any of the agreements or conditions herein or (iv) amend, modify or supplement this Agreement. Any agreement on the part of a Party to any such extension, waiver, amendment, modification or supplement will be valid only if in an instrument in writing signed by an authorized representative of such Party. Notwithstanding the generality of the foregoing, any amendment, termination, waiver or modification to the obligations of the Company under Section 4.5 shall be effective only if approved by the affirmative vote of a majority of the Company’s stockholders at a regular or special meeting.

7.13

Entire Agreement. This Agreement and the other Transaction Documents contain the entire agreement of the Parties and supersedes all prior and contemporaneous agreements, negotiations, arrangements, representations and understandings, written, oral or otherwise, between the Parties with respect to the subject matter hereof.

7.14

Counterparts. This Agreement may be executed in one or more counterparts (whether delivered by electronic copy or otherwise), each of which will be considered one and the same agreement and will become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Party. Each Party need not sign the same counterpart.

7.15

Construction and Interpretation. When a reference is made in this Agreement to a section or article, such reference will be to a section or article of this Agreement, unless otherwise clearly indicated to the contrary. Whenever the words "include," "includes" or "including" are used in this Agreement they will be deemed to be followed by the words "without limitation". The words "hereof," "herein" and "herewith" and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article and section references are references to the articles and sections of this Agreement, unless otherwise specified. The plural of any defined term will have a meaning correlative to such defined term and words denoting any gender will include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning. A reference to any legislation or to any provision of any legislation will include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation. If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. No prior draft of this Agreement will be used in the interpretation or construction of this Agreement. The Parties intend that each provision of this Agreement will be given full separate and independent effect. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the Parties intend that, except as expressly provided herein, each such provision will be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). Headings are used for convenience only and will not in any way affect the construction or interpretation of this Agreement.

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PRISIM TECHNOLOGIES GROUP, INC.

By:	/s/ L. Eric Loewe
Name:	L. Eric Loewe
Title:	SVP, General Counsel and Secretary

NOVELTY CAPITAL PARTNERS I, LLC
By:	NOVELTY CAPITAL LLC, its Manager

By:	/s/ Jonathon Skeels
Name:	Jonathon Skeels
Title:	Managing Partner

Exhibit A

THIS SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS SECURED NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SECURED PROMISSORY NOTE

$_____________	________ 20__ Folsom, California

FOR VALUE RECEIVED, Prisim Technologies Group, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of ___________ (the “Holder”), or its registered assigns, in lawful money of the United States of America and in immediately available funds, the principal sum of $_____, together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below. This Note is issued pursuant to the Securities Purchase Agreement, dated as of __ March 2018 (the “Purchase Agreement”). Capitalized words used but not otherwise defined hereunder shall have the meaning ascribed to such terms in the Purchase Agreement.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) AND AN INTELLECTUAL PROPERTY SECURITY AGREEMENT (“THE IP SECURITY AGREEMENT”), EACH DATED AS OF THE DATE HEREOF AND EXECUTED BY THE COMPANY FOR THE BENEFIT OF THE PURCHASER. ADDITIONAL RIGHTS OF THE PURCHASER ARE SET FORTH IN THE SECURITY AGREEMENT AND THE IP SECURITYAGREEMENT.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Principal Repayment. The outstanding principal amount of this Note, and all accrued and unpaid interest thereon, shall be due and payable on March 31, 2021 (the “Maturity Date”).

2. Interest. The Company further promises to pay interest on the outstanding principal amount hereof from the date hereof, until payment in full, which interest shall be payable at the rate of ten percent (10%) per annum (the “Stated Interest Rate”) or the maximum rate permissible by law, whichever is less. Interest shall accrue daily be due and payable on the Maturity Date, and shall be calculated on the basis of a 365-day year for the actual number of days elapsed. Upon the occurrence and during the continuance of an Event of Default, all amounts owing hereunder shall bear interest at the Stated Interest Rate plus two percent per annum.

3. Place of Payment. All amounts payable hereunder shall be payable at the office of Holder, unless another place of payment shall be specified in writing by Holder. All payments hereunder shall be made without any set-off, counterclaim defenses, withholding (for taxes or otherwise) or reduction of any kind.

4. Application of Payments. Payment on this Note shall be applied first to costs in connection with the collection amounts due hereunder, accrued interest and thereafter to the outstanding principal balance hereof. This Note may be prepaid in whole or in part at any time without penalty or premium. Any interest accrued on the amounts so prepaid to the date of such prepayment shall be paid at the time of any such prepayment.

5. Event of Default. Each of the following events shall be an “Event of Default” hereunder:

(a)

the Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(b)

the Company shall default in its performance of any other covenant under this Note or any of the Transaction Documents, which default is not cured within the earlier of (i) five days after notice thereof from Holder and (ii) ten days after the Company has become aware or should have become aware of such failure;

(c)

the Company breaches any representation or warranty contained in this Note or any Transaction Document and such breach adversely affects, or could reasonably be expected to adversely affect, any of the Holder’s rights or obligations under this Note or any Transaction Document;

(d)

a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents (except for a default caused by Company’s breach of Section 4.5 or 7.12 of the Securities Purchase Agreement) or (B) any other material agreement, lease, document or instrument to which the Company or any subsidiary is obligated;

(e)

the Company or any subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(f)

the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event. “Bankruptcy Event” means any of the following events: (i) the Company or any Significant Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (ii) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty days after commencement, (iii) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (iv) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty calendar days after such appointment, (v) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (vi) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (vii) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (viii) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing;

(g)

the Company shall be a party to any Change of Control Transaction or shall sell or dispose of all or in excess of 33% of its assets in one transaction (other than the contingent value rights contemplated in Section 4.5(b) of the Purchase Agreement) or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction). “Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, (ii) the Company merges into or consolidates with any other person or entity, or any person or entity merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (iii) the Company sells or transfers all or substantially all of its assets to another person or entity and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the board of directors which is not approved by a majority of those individuals who are members of the board of directors on the original issue date of this Note (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors of the Company was approved by a majority of the members of the board of directors who are members on the date hereof); or

(h)

any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty five calendar days.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, automatically, be immediately due, payable and collectible by Holder. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

6. Waivers. The Company (a) waives presentment, demand, protest or notice of any kind in connection with this Note and (b) agrees, in the event of an Event of Default, to pay to the Holder of this Note, on demand, all costs and expenses (including reasonable legal fees and expenses as and when incurred), incurred in connection with the enforcement and/or collection of this Note. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

7. Purchase Agreement. This Note is issued under and entitled to the benefits of the Purchase Agreement. Article 7 of the Purchase Agreement shall apply to this Note mutatis mutandis.

8. Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware applicable to contracts made in and to be solely performed in Delaware.

9. Amendments. No amendment, modification or waiver of any provision of this Note nor consent to departure by the Company therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Company and the Holder.

10. Successors and Assigns. This Note may be transferred only in compliance with the provisions herein and upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

11. Registered Form. This Note is in registered form within the meaning of 26 C.F.R. Section 1.871-14(c)(1)(i) for United States federal income and withholding tax purposes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee.

12. Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

13. Secured Obligation. The obligations of the Company under this Note are secured by all assets of the Company pursuant to the Security Agreement, dated as of __ May 2018 between the Company and Novelty Capital Partners I, LLC.

The Company has caused this Note to be issued as of the date first written above.

PRISIM TECHNOLOGIES GROUP, INC.

By:     ___________________

Name:

Title:

Exhibit B

COMMON STOCK PURCHASE WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Warrant Number: ___

Warrant Shares: _______

Initial Exercise Date: ___________

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after three year anniversary of the original issuance date of the this Warrant (the “Initial Exercise Date”) and on or prior to the close of business on the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Prism Technologies Group, Inc., a Delaware corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s common stock (“Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq

Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transfer Agent” means American Stock Transfer and Trust Company, LLC, and any successor transfer agent of the Company, and if no such third party is appointed, the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times (i) on or after the Initial Exercise Date and on or before the Termination Date or (ii) any time following a Change of Control Event occurring before the Initial Exercise Date, by delivery to the Company or the Transfer Agent (or such other office or agency that the Company may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company), as applicable, of a duly executed Notice of Exercise in the form annexed hereto. Within the earlier of (i) three Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i)) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be [100% of the fair value of the Common Stock on the issue date] subject to adjustment hereunder (the “Exercise Price”).

(c) Cashless Exercise. This Warrant may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the last VWAP immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the “last VWAP” will be the last VWAP as calculated over an entire Trading Day such that, if this Warrant is exercised at a time that the Trading Market is open, the prior Trading Day’s VWAP shall be used in this calculation);

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

(d) Mechanics of Exercise.

(i). Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by book-entry, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) three Business Days and (ii) the number of Business Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) three Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise.

If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $100 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $1 per Trading Day (increasing to $2 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

(ii). Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii). Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(iv). Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(v). No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi). Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(vii). Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction.

“Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction).

The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(g) Notice to Holder.

(i). Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii). Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

4. Transfer of Warrant.

(a) Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

(e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.

Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

(f) Purchase Agreement. Article 7 of the Purchase Agreement, dated as of __ August 2018, by and between the Company and Novelty Capital Partners I, LLC shall apply hereto mutatis mutandis.

(g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

(h) Damages. If the Company fails to comply with any provision of this Warrant, which results in any material damages to the Holder, in addition to amounts payable in connection with enforcement, the Holder’s damages shall include any lost profits (whether or not the Holder sold or covered) measured as any diminution in value of the Warrant Shares between the time the Company was required to perform hereunder and the time the Company actually performs hereunder (whether as a result of settlement, litigation or otherwise).

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

The Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

PRISIM TECHNOLOGIES GROUP, INC.

By:     ___________________

Name:

Title:

NOTICE OF EXERCISE

TO: PRISIM TECHNOLOGIES, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number: ______________

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to [_________] whose address is

.

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.